Exhibit 10.10

Execution Copy

MEMBER INTEREST PURCHASE AGREEMENT
AND LLC ADMISSION, AMENDMENT AND MEMBER CONSENT

This Member Interest Purchase Agreement and LLC Admission, Amendment and Member Consent (this “Agreement”) is made as of this 31st day of March, 2015, by and between Hearthstone Associates LLC, a Massachusetts limited liability company (the “Company”), Richard Bagge (the “Purchaser”), and the Members and Manager named below.

WHEREAS, the Purchaser has heretofore loaned $195,000 (the “Debt”) to the Company; and

WHEREAS, the Purchaser and the Company desire to have the Purchaser contribute the Debt to the Company in exchange for a Member Interest of 4.062617% represented by 4.234655 units, thereby discharging the Debt in full.

NOW, THEREFORE, the parties agree as follows.

I.	AMENDMENT; PURCHASE OF MEMBER INTEREST

1.1            Consent of Members. The Members of the Company named below hereby consent to the amendment of the Amended and Restated Limited Liability Company Agreement of the Company dated as of March 30, 2009, as amended (the “LLC Agreement”), including without limitation Section 3.4, Section 3.7 and Schedule 1.1 thereof, to the extent necessary and appropriate in connection with the matters provided for in the further provisions of this Agreement.

1.2            Purchase. The Purchaser hereby contributes the Debt to the Company and in consideration thereof the Company hereby issues and sells to the Purchaser a 4.062617% Member Interest in the Company represented by 4.234655 units (the “Interest”). The issuance of the Interest constitutes payment in full of the Debt.

1.3            LLC Agreement; Admission. Concurrently with the execution of this Agreement and in connection with and as a condition to being issued the Member Interest, (i) the Purchaser is executing and delivering to the Company the LLC Agreement by execution of this Agreement, which shall constitute a counterpart signature of the LLC Agreement, and (ii) R.J. Dourney, as Manager of the Company, and the Members named below are hereby consenting to the admission of the Purchaser as a Member of the Company.

II.	AUTHORIZATION AND SECURITIES LAW COMPLIANCE

2.1            Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

2.2            Restricted Securities. Purchaser hereby confirms that Purchaser has been informed that the Shares are restricted securities under the Securities Act of 1933, as amended (“1933 Act”), and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission (“SEC”) issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act. The Purchaser acknowledges that the Corporation has no obligation to register or qualify the Shares. The Purchaser understands that no public market now exists for the Shares, and that the Corporation has made no assurances that a public market will ever exist for the Shares.

2.3            Accredited Investor. The Purchaser represents, warrants and acknowledges that the Purchaser: (a) has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (b) acquired the Shares for the Purchaser’s own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the 1933 Act; (c) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares; and (d) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act. Furthermore, the Company may place any legends it deems appropriate on any stock certificate representing the Shares and issue related stop transfer instructions.

2.4            S Corp. Matters. The Purchaser shall not take any action that in any way jeopardizes the Company’s status as an S corporation for U.S. federal income tax purposes, provided that the foregoing shall not limit or affect the merger of the Company with Cosi, Inc. (“Cosi”) or an affiliate thereof or the right of the Company to consummate such merger pursuant to the existing agreement between the Company and Cosi (the “Merger”).

2.5            Member Affirmation. Each of the Members of the Company named below and R.J. Dourney, as Manager of the Company, hereby consent to and affirm the Merger.

III.	CONFIDENTIALITY.

3.1            Confidentiality. The Purchaser agrees that the Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Corporation) any confidential information obtained from the Corporation pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.1 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Corporation’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Corporation.

IV.	MISCELLANEOUS PROVISIONS

4.1            Survival of Representations and Warranties. All representations and warranties and covenants shall survive and remain in full force and effect after the date hereof.

4.2            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4         Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. Purchaser acknowledges that this Agreement supersedes all previous understandings, written or oral, with respect to the subject matter hereof.

4.5        Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts. All litigation arising from or relating to this Agreement shall be filed and prosecuted before any court of competent subject matter jurisdiction in Boston, Massachusetts.

4.6            Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Corporation and the Purchaser. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

THE COMPANY:

HEARTHSTONE ASSOCIATES LLC

By:	/s/ R. J. Dourne
Name:	R.J. Dourney
Title:	Manager

MANAGER:

/s/ R. J. Dourney
R.J. Dourney

EXISTING MEMBERS:

/s/ R. J. Dourney
R.J. Dourney

/s/ Nancy Dourney
Nancy Dourney

PURCHASER/NEW MEMBER:

/s/ Richard Bagge
Richard Bagge

EXHIBIT A

SCHEDULE 1.1

MEMBERS

March 31, 2015

		Percent Interest
Robert J. Dourney	99 units	94.9780092%
Nancy Dourney	1 unit	.95937383%
Richard Bagge	4.234655 units	4.062617%
	104.234655 units	100%